Exhibit 10.55

Compensation of Non-Employee Directors

Directors who are not officers of SEACOR Holdings Inc. (the “Company”) receive an annual retainer of $25,000 and $2,000 for every regular and special Board and Committee meeting, respectively, that they attend.

Each member of the Board who is not an employee of the Company is also granted options and Common Stock pursuant to the SEACOR 2003 Non-Employee Director Share Incentive Plan (Exhibit 10.25 to the Company’s Form 10-K for the fiscal year ended December 31, 2005).